UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

On July 31, 2024, Passage Bio, Inc. (the “Company”) entered into a series of sublicense agreements (the “Gemma Sublicenses”) with Gemma Biotherapeutics, Inc. (“Gemma”), a newly formed genetic medicines company co-founded by Dr. James Wilson, who also serves as a consultant to the Company as Scientific Advisor, for the outlicense of PBGM01 for the treatment of GM1 gangliosidosis, PBKR03 for the treatment of Krabbe disease, and PBML04 for the treatment of metachromatic leukodystrophy (collectively, the “Outlicensed Programs”). Pursuant to the Gemma Sublicenses, the Company will receive (i) initial payments of $10 million for the purchase of clinical product supply; (ii) up to an additional $10 million contingent on the completion by Gemma of certain business milestones; (iii) up to an additional $114 million in development and commercial milestone payments; and (iv) single digit royalties as a percentage of annual worldwide net sales in exchange for sublicenses to relevant intellectual property, transfer of regulatory dossiers and transfer of clinical trial materials and product supply related to the Outlicensed Programs. Pursuant to the Gemma Sublicenses, Gemma will also be responsible for all payments due to the Trustee of the University of Pennsylvania (“Penn”) under the Company’s research, collaboration and licensing agreement with Penn, as amended (the “Penn Agreement”), related to the Outlicensed Programs. The Company also entered into a transition services agreement with Gemma (the “Transition Services Agreement”), pursuant to which, the Company will provide transitional services at cost to Gemma for a period of up to six months from the effective date, and be entitled to reimbursement for transitional services performed retroactively from March 1, 2024, related to the transfer of the Outlicensed Programs.

The Company also entered into a research, collaboration and license agreement with Gemma (the “Gemma Collaboration Agreement”), pursuant to which (i) Gemma will conduct certain preclinical and IND-enabling work for the Company’s active research program in Huntington’s disease and a currently paused research program in Temporal Lobe Epilepsy, which were previously being conducted by Penn under the Penn Agreement, and (ii) Gemma will grant the Company options to conduct new research programs in four new central nervous system (“CNS”) indications.

As a result of these agreements, the Company and Penn also amended and restated the Penn Agreement, as of July 31, 2024 (as amended, the “Amended Penn Agreement”) to (i) terminate the Company’s funding of discovery research; (ii) terminate the research and exploratory research programs being conducted by Penn; (iii) terminate the remaining options the Company had to select new research programs in the CNS field; and (iv) terminate the transaction fee due to Penn as a result of certain corporate transactions.

The foregoing descriptions of the Gemma Sublicenses, Gemma Collaboration Agreement, Transition Services Agreement and the Amended Penn Agreement are qualified in their entirety by reference to each of the Gemma Sublicenses, the Gemma Collaboration Agreement, the Transition Services Agreement and the Amended Penn Agreement, copies of which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Item 2.02 Results of Operations and Financial Condition.

On August 1, 2024, the Company issued a press release announcing the information described in Item 1.01 above. In addition, the preliminary, unaudited amount of the Company’s cash, cash equivalents and marketable securities position as of June 30, 2024, is approximately $91.8 million, which the Company expects, together with the initial payments to be received from the Gemma Sublicenses, will enable it to fund its operating expenses and capital expenditure requirements to the end of the second quarter of 2026. This amount is preliminary, unaudited and may change, was prepared by management and is based on the most current information available to management, and is subject to completion by management of the financial statements as of and for the six months ended June 30, 2024, including completion of the review procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized, and completion of the audit of such financial statements.

The information in this Item 2.02, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2024, Mark Forman, M.D., Ph.D., notified the Company of his decision to resign from his position as the Company’s Chief Medical Officer, effective as of August 2, 2024. Dr. Forman’s decision was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. The Company has initiated a search for a new Chief Medical Officer.

Item 7.01.	Regulation FD Disclosure.

On August 1, 2024, the Company announced the appointments of Susan Browne, Ph.D. as Chief Scientific Officer of the Company and Stuart Henderson as Chief Business Officer of the Company, each effective as of August 1, 2024. Dr. Browne has been with the Company since June 2021 and was formerly Senior Vice President, Research & Development. In her recent tenure, she has brought scientific leadership to the clinical and preclinical portfolio. Mr. Henderson has been with the Company since February of 2021 and was formerly our Senior Vice President, Investor Relations and Corporate Development. In this role, Mr. Henderson has forged the Company’s agreements with Gemma and has developed relationships for the company with the investment and financial community. With the contributions of Dr. Browne and Mr. Henderson, the Company has executed a pivot in strategy, focusing on exploring the benefits of elevated progranulin in multiple adult neurodegenerative disorders.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Passage Bio, Inc. press release dated August 1, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: August 1, 2024	By:	/s/ Kathleen Borthwick
Kathleen Borthwick
Chief Financial Officer

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